SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 7, 2018

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockerfeller Place, 20th Floor, Suite 83 New York, New York New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2018, AXIM Biotechnologies, Inc. (the “Company”) entered into a Supply Agreement with Noramco, Inc. for the long term purchase of pharmaceutical grade dronabinol.  The agreement outlines an initial purchase of the Active Pharmaceutical Ingredient (“API”) dronabinol, which is a synthetic form of tetrahydrocannabinol (THC), to be used in the Company’s clinical trials for treatment of chemotherapy-induced nausea/vomiting and anorexia associated with weight loss in patients with cancer or AIDS. The Company intends to microencapsulate the API and formulate it into its proprietary controlled-release chewing gum delivery system, which will go through an open-label bioequivalence study comparing the bioavailability and therapeutic equivalence of the Company’s product to the FDA-approved reference listed drug Marinol®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: May 11, 2018	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer